                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of MCI WORLDCOM, Inc. of our report dated April 9, 1998, related to the consolidated financial statements of MCI Communications Corporation as of December 31, 1997 and 1996, and for the three years ended December 31, 1997, which appears in MCI WORLDCOM, Inc.'s Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998).

/s/ PricewaterhouseCoopers LLP
Washington, D.C.
August 17, 1999